UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event reported): March 24, 2017

SeaWorld Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35883	27-1220297
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9205 South Park Center Loop, Suite 400

Orlando, Florida 32819

(407) 226-5011

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information included in Item 8.01 below with respect to the Stockholders Agreement (as defined below) and Registration Rights Agreement (as defined below) is hereby incorporated by reference into this Item 1.01.

Item 7.01 Regulation FD Disclosure.

On March 24, 2017, SeaWorld Entertainment, Inc. (the “Company”) and Zhonghong Zhuoye Group Co., Ltd. (“ZHG Group”) issued a joint press release announcing that an affiliate of ZHG Group, Sun Wise (UK) Co., Ltd (“ZHG”), would acquire approximately 21% of the outstanding shares of common stock of the Company (the “Sale”) from funds affiliated with The Blackstone Group, L.P. (“Blackstone”), pursuant to a Stock Purchase Agreement between ZHG and Blackstone (the “Stock Purchase Agreement”). A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Under the terms of the Stock Purchase Agreement, ZHG will pay to Blackstone $23.00 per share of the Company’s common stock acquired by ZHG. The Sale is expected to close, subject to customary closing conditions (including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act), in the second quarter of 2017. Pursuant to the Stock Purchase Agreement, ZHG has deposited $50 million into an escrow account, which deposit, or a portion thereof, will be released to Blackstone if the Stock Purchase Agreement is terminated in certain circumstances. The Company is not a party to the Stock Purchase Agreement, has no obligations thereunder and did not independently verify any arrangements between Blackstone and ZHG, but as described below in Item 8.01 is a party to certain other agreements entered into in connection with the Sale. The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of such document, which is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

Changes to the Board. In connection with the closing of the Sale, the Company agreed to appoint two ZHG director designees to the Company’s board of directors (the “Board”), Mr. Yoshikazu Maruyama and Mr. Yongli Wang (the “Initial ZHG Designees”), pursuant to ZHG’s rights under the Stockholders Agreement described below. The Company is also increasing the size of the Board from 10 directors to 11 directors in connection with the closing of the Sale, and Mr. Peter Wallace is expected to resign as a director in connection with the closing of the Sale.

Stockholders Agreement. In connection with the Sale, the Company entered into a stockholders agreement with ZHG (and with ZHG Group for purposes of the standstill provision only) (the “Stockholders Agreement”) that will be effective upon the closing of the Sale. The Stockholders Agreement will terminate when ZHG and its affiliates, in the aggregate, hold less than 5% of the Company’s common stock.

Directors. Under the Stockholders Agreement, for so long as ZHG owns at least 20% of the Company’s outstanding common stock, it will have the right to designate two directors to the Company’s Board. After the resignation or other removal of either of the Initial ZHG Designees, unless otherwise determined by the Board, at least one of the two ZHG director designees will be required to (i) meet the independence standards of the New York Stock Exchange with respect to the Company and (ii) not have been, for three (3) years prior to appointment, an employee, director or officer of, or consultant to, ZHG or any of its affiliates. Each of ZHG’s director designees must be reasonably satisfactory to the Company’s Nominating and Corporate Governance Committee. ZHG’s right to designate directors declines to one director if ZHG’s ownership falls below 20% of the Company’s common stock and such right terminates if ZHG’s ownership falls below 10% of the Company’s common stock, in each case subject to certain exceptions. Each ZHG designee that meets the independence standards of the New York Stock Exchange will be entitled to serve on at least one standing committee of the Board, as determined by the Nominating and Corporate Governance Committee.

Voting Requirements. The Stockholders Agreement generally requires ZHG to vote all of its shares in excess of 15% of the total outstanding shares of the Company in the same proportion as the shares owned by other stockholders are voted on all matters, except as follows: (i) in elections of directors, ZHG is required to vote all of its shares, up to 15% of the total outstanding shares of the Company, in favor of each of the Board’s nominees and, in excess of 15%, can either vote affirmatively in favor of the Board’s nominees or in the same proportion as the shares owned by other stockholders are voted; (ii) for two years after the closing of the Sale, in third party acquisitions of the Company where the consideration is less than or equal to $23.00 per share, ZHG may vote all of its shares as it chooses; and (iii) in the case of any charter or bylaw amendment which adversely affects ZHG disproportionally as compared to other stockholders, an issuance of more than 20% of the Company’s outstanding shares (other than in connection with an acquisition) at a below-market price, or an acquisition of the Company by ZHG, ZHG may vote all of its shares as it chooses. In a third party tender offer approved by the Board (except for two years after the closing of the Sale, in a third party tender offer where the consideration is less than or equal to $23.00 per share), ZHG will be required to tender its shares in excess of 15% of the total outstanding shares of the Company in the same proportion as shares held by non-ZHG holders are tendered.

Transfer Restrictions and Right of First Refusal. For two years after the closing of the Sale, the Stockholders Agreement requires ZHG to not transfer any shares of the Company unless:

•	such transfer is approved in advance by a majority of the disinterested members of the Board or a duly authorized committee thereof;

•	such transfer is to a ZHG affiliate, provided that such ZHG affiliate agrees to be bound by the terms of the Stockholders Agreement;

•	such transfer is in connection with an acquisition approved by the Board or a duly authorized committee thereof;

•	such transfer constitutes a tender into a tender or exchange offer commenced by the Company or any of its affiliates; or

•	such transfer is in connection with a bona fide pledge of capital stock to a financial institution that is not controlled by any governmental authority in connection with a bona fide loan or enforcement thereunder (or, if such financial institution is controlled by a governmental authority, then such financial institution must be included in The Banker’s most recently issued Top 1000 World Banks ranking or have common equity securities listed on a globally recognized stock exchange).

After two years, other than in an underwritten public offering, block trade or permitted transfer described above, ZHG will not be permitted to transfer shares of the Company to certain competitors of the Company or, to the knowledge of ZHG or its broker, a person or group who is a 5% stockholder or who would thereby become a 5% stockholder. In addition, in an underwritten public offering or a block trade, other than a permitted transfer described above, ZHG will instruct the underwriter or broker not to transfer any shares to a person or group who is a 5% stockholder or would become a 5% stockholder (unless the identity of the purchaser is not known to the underwriter or broker). In a block trade, other than a permitted transfer described above, ZHG will instruct its broker not to transfer shares to certain competitors of the Company (unless the identity of the purchaser is not known to ZHG or its broker). If the Company proposes to issue new equity securities in an offering that is not an underwritten public offering or an offering pursuant to Rule 144A, ZHG will have the right to purchase a pro-rata portion of such issuance, measured based on ZHG’s ownership percentage in the Company at such time (which shall initially be capped at 24.9% and decrease proportionately following sales of shares by ZHG to parties other than affiliates of ZHG (the “Maximum Ownership Percentage”).

Standstill. Subject to the following paragraph, the Stockholders Agreement includes a customary standstill provision that requires ZHG and its affiliates not to:

•	acquire, offer or agree to acquire, any beneficial interest in the Company;

•	make any public announcement or public offer with respect to any merger, business combination, reorganization, restructuring or other similar extraordinary transaction involving the Company (except when the Board affirmatively recommends or approves such transaction);

•	make or in any way participate in any “solicitation” of “proxies” to vote or seek to advise or influence voting of securities in a manner inconsistent with the Board’s recommendation;

•	seek election or removal of any director other than ZHG designees or otherwise act, alone or in concert with others, to control or influence the Company;

•	call a meeting of stockholders or initiate any stockholder proposal;

•	participate in a “group” regarding equity securities of the Company;

•	act, alone or in concert with others, to seek to control or influence the management or policies of the Company;

•	knowingly assist or encourage, or enter into any discussions or agreements with any third party, in connection with any of the foregoing;

•	publicly disclose any intention, plan or arrangement inconsistent with the foregoing;

•	provide any financing for a purchase of equity securities or assets of the Company, subject to certain exceptions;

•	take any actions that ZHG knows or would reasonably be expected to know would require the Company to make a public announcement regarding the possibility of an acquisition; or

•	contest the validity of any of the foregoing.

Notwithstanding the above, ZHG will not be prohibited from: (i) transferring shares of the Company to ZHG affiliates; (ii) purchasing shares of the Company pursuant to its right to purchase its pro-rata portion of newly issued equity securities of the Company; (iii) making a non-public, confidential acquisition proposal to the Board; or (iv) after public announcement of a definitive agreement for the acquisition of the Company by a third party, making a publicly announced alternative acquisition proposal for all of the outstanding shares of the Company (an “Alternative Proposal”) which, if a tender or exchange offer, must be on the same terms for all such shares and include a non-waivable condition that a majority of the shares held by non-ZHG holders are tendered into such offer. ZHG remains subject to the voting and tender requirements described above with respect to third party acquisitions and tender offers whether or not ZHG makes an Alternative Proposal. ZHG may purchase Company shares in the open market up to the Maximum Ownership Percentage.

Corporate Opportunity; DGCL Section 203. The Delaware General Corporate Law (“DGCL”) permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Under the Stockholders Agreement, the Company agreed to adopt resolutions waiving certain corporate opportunities presented to ZHG entities. In addition, although the Company has previously opted out of Section 203 of the DGCL (“Section 203”), the Company’s certificate of incorporation (the “Charter”) contains a provision similar to Section 203 that imposes restrictions on certain business combinations involving interested stockholders unless, among other things, the Board has approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. The Company has exempted ZHG from these restrictions on certain business combinations under the relevant provisions of the Company’s Charter.

Registration Rights. The Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with ZHG that will be effective upon the closing of the Sale. The Registration Rights Agreement provides that, subject to the transfer restrictions set forth is the Stockholders Agreement, ZHG will have customary “demand” and “piggyback” registration rights. The Registration Rights Agreement also will require the Company to pay certain expenses relating to such registrations and indemnify the registration rights holder against certain liabilities under the Securities Act.

Special Committee. The Board determined that it was in the best interests of the Company’s stockholders to establish a special committee of disinterested directors (the “Special Committee”) in connection with the Sale and the Company’s related arrangements with ZHG and its affiliates. None of the members of the Special Committee are affiliated with Blackstone or the ZHG Group or their respective affiliates. Prior to the establishment of the Special Committee, Blackstone informed the Board that Blackstone would not proceed with the Sale during 2017 unless the ZHG Group and the Company entered into arrangements that were approved by the Special Committee. The Board delegated to the Special Committee the exclusive authority to review and approve any arrangement between the Company and the ZHG Group or its affiliates or any other agreements with respect to the Sale to which the Company is a party. The Special Committee’s process included engaging and receiving advice from independent legal and financial advisors, holding eight meetings with its advisors, extensive negotiations with the ZHG Group and its advisors relating to its governance arrangements with the Company and review of the potential benefits, including the concept development and design agreements described below and future collaboration opportunities with the ZHG Group and its affiliates in China and elsewhere.

Concept Development and Design Agreements. On March 24, 2017, Sea Holdings I, LLC, a wholly-owned subsidiary of the Company, and Zhonghong Holding Co., Ltd. (“Zhonghong Holding”), an affiliate of ZHG Group, entered into a Park Exclusivity and Concept Design Agreement (the “ECDA”) and a Center Concept and Preliminary Design Agreement (the “CDSA”).

Under the terms of the ECDA, the Company will work with Zhonghong Holding and a top theme park design company, the Hettema Group, to create and produce the concept designs and development analysis for theme parks, water parks and interactive parks in China. Under the terms of the CDSA, the Company will provide guidance, input, and expertise relating to the initial strategic planning, concept and preliminary design of Zhonghong Holding’s family entertainment and other similar centers. The entry into the ECDA and CDSA was approved by the Special Committee as being in the best interests of the Company and its stockholders.

Each of the foregoing descriptions of the Stockholders Agreement, the Registration Rights Agreement, the ECDA and the CDSA is qualified in its entirety by reference to the full text of each of such documents, which are filed as Exhibits 10.1, 10.2, 99.3 and 99.4 respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act which are subject to the “safe harbor” created by those sections. These forward-looking statements, which are identified by words such as “may,” “expects,” “future,” “believe,” and “forward,” are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this Current Report on Form 8-K, including the risk that the transactions may not be timely completed, if at all, due to the failure of any of the closing conditions, including required regulatory approvals; and other risks, uncertainties and factors set forth in the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in subsequent reports, including Current Reports on Form 8-K, that the Company files or furnishes with the Securities and Exchange Commission. The Company’s filings with the SEC are available from the SEC’s EDGAR database at www.sec.gov and via the Company’s website at www.seaworldentertainment.com.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Stockholders Agreement, dated as of March 24, 2017, by and among SeaWorld Entertainment, Inc., Sun Wise (UK) Co., Ltd. and, solely for purposes of Section 4.3 thereof, Zhonghong Zhuoye Group Co., Ltd.

10.2	Registration Rights Agreement, dated as of March 24, 2017, by and between SeaWorld Entertainment, Inc. and Sun Wise (UK) Co., Ltd.

99.1	Press Release of SeaWorld Entertainment, Inc., dated March 24, 2017.

99.2	Stock Purchase Agreement, dated as of March 24, 2017, by and among certain stockholders of SeaWorld Entertainment, Inc. and Sun Wise (UK) Co., Ltd.

99.3	Park Exclusivity and Concept Design Agreement, dated as of March 24, 2017, between Sea Holdings I, LLC and Zhonghong Holding Co., Ltd. (Portions of this exhibit have been omitted pursuant to a request for confidential treatment).

99.4	Center Concept and Preliminary Design Support Agreement, dated as of March 24, 2017 between Sea Holdings I, LLC and Zhonghong Holding Co., Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

By:	/ s / G. Anthony (Tony) Taylor
Name:	G. Anthony (Tony) Taylor
Title:	Chief Legal Officer, General Counsel and Corporate Secretary

Date: March 24, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stockholders Agreement, dated as of March 24, 2017, by and among SeaWorld Entertainment, Inc., Sun Wise (UK) Co., Ltd. and, solely for the purposes of Section 4.3 thereof, Zhonghong Zhuoye Group Co., Ltd.

10.2	Registration Rights Agreement, dated as of March 24, 2017, by and between SeaWorld Entertainment, Inc. and Sun Wise (UK) Co., Ltd.

99.1	Press Release of SeaWorld Entertainment, Inc., dated March 24, 2017.

99.2	Stock Purchase Agreement, dated as of March 24, 2017, by and among certain stockholders of SeaWorld Entertainment, Inc. and Sun Wise (UK) Co., Ltd.

99.3	Park Exclusivity and Concept Design Agreement, dated as of March 24, 2017, between Sea Holdings I, LLC and Zhonghong Holding Co., Ltd. (Portions of this exhibit have been omitted pursuant to a request for confidential treatment).

99.4	Center Concept and Preliminary Design Support Agreement, dated as of March 24, 2017, between Sea Holdings I, LLC and Zhonghong Holding Co., Ltd.